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                                                                    Exhibit 23.1



                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 10, 1999 (except with respect to the Company's proposed investment in ASI pursuant to the financial restructuring of ASI discussed in Note 14, as to which the date is March 29, 1999) included in Amkor Technology, Inc.'s Form 10-K for the year ended December 31, 1998, as amended, and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
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Philadelphia, Pa.
August 25, 1999